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                                                                     EXHIBIT 4.1

                               CINEMA RIDE, INC.
                               100,000 WARRANTS
                               -------

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR AN OPINION REASONABLY SATISFACTORY TO THE COMPANY OF COUNSEL TO THE HOLDER THAT SAID SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED, AS THE CASE MAY BE, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THIS WARRANT FOR INVESTMENT PURPOSES.



                               CINEMA RIDE, INC.
                              WARRANT CERTIFICATE
                            to purchase Common Stock
                           Expiring December 31, 2003
                                    -----------------


          This Warrant Certificate certifies that Finova Technology Finance,
                                                  --------------------------
Inc. or registered assigns, is the registered holder of Warrants expiring
----
December 31, 2003, (the "Warrants") to purchase common stock, $.01 par value per
-----------------
share (the "Common Stock"), of Cinema Ride, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and non-assessable share of Common Stock (a "Warrant Share") at the purchase price per share (the "Exercise Price") of $2.00 per
                                                                   ----
share, payable in cash, by certified or bank check, or at the option of the holder as provided in Section 12 hereof, upon surrender of this Warrant Certificate and payment of the applicable Exercise Price at the office or agency of the Company, but only subject to the conditions set forth herein. The foregoing Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth herein.

          NO WARRANT MAY BE EXERCISED AFTER 5:00 P.M., LOS ANGELES TIME ON

DECEMBER 31, 2003, AND TO THE EXTENT NOT EXERCISED BY SUCH TIME, SUCH WARRANTS
-----------------
SHALL BECOME VOID.

          The Warrants are subject to the following additional terms:


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          SECTION 1.  Registration of Transfers and Exchanges.  Subject to
                      ---------------------------------------
compliance with the terms of this Warrant Certificate, the Company shall from time to time register the transfer of this Warrant Certificate upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder hereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration or transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Company.

          The holder of the Warrants represented by this Warrant Certificate agrees that prior to any proposed transfer of the Warrants or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), such holder shall deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, and from counsel reasonably satisfactory to the Company, that the Warrants or Warrant Shares may be so sold without registration under the Act.

          The Warrant holder agrees that each certificate representing Warrant Shares will bear the following legend:

          "The securities evidenced or constituted hereby have been acquired for investment purposes and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold, transferred, pledged or hypothecated unless (i) effected in compliance with that certain Warrant Holder Rights Agreement, dated as of December 31, 1996, among the Company and the other signatories thereto, and (ii) the registration provisions of said Act and any applicable state securities or "blue sky" laws have been complied with or the Company has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

          The Company may deem and treat the registered holder hereof as the absolute owner of the Warrants (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for

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all other purposes, and the Company shall not be affected by any notices to the contrary. The Warrants do not entitle the holder hereof to any rights of a stockholder of the Company.

          The holder of this Warrant Certificate is entitled to certain registration rights with respect to the Warrants and the Warrant Shares purchasable upon exercise hereof. Said registration rights are set forth in full in a Warrant Holder Rights Agreement, dated of even date herewith, between the Company and Finova Technology Finance, Inc..
                -------------------------------

          SECTION 2.  Terms of Warrants: Exercise of Warrants.  Subject to the
                      ---------------------------------------
terms contained herein, the holder of this Warrant Certificate shall have the right, which may be exercised at any time until 5:00 p.m., Los Angeles time, on

December 31, 2003 to purchase and receive from the Company the number of validly
-----------------
issued, fully paid and non-assessable Warrant Shares which the holder may at the time and from time to time be entitled to receive on exercise of the Warrants represented by this Warrant Certificate and payment of the applicable Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., Los Angeles time, on December 31, 2003 shall become void, and all
                                   -----------------
rights hereunder and all rights in respect thereof hereunder shall cease as of such time.

          A Warrant may be exercised upon surrender to the Company at its principal office of this Warrant Certificate with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company for the account of the Company of the applicable Exercise Price, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash, by certified or official bank check payable to the order of the Company, or at the option of holder, as set forth in Section 12 hereof.

          Subject to the provisions of Section 3 hereof, upon such surrender of this Warrant Certificate and payment of the applicable Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to the holder of this Warrant Certificate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants, together with cash as provided in Section 7. Such certificate or certificates for the Warrant Shares shall be deemed to have been issued and, subject to applicable federal and state securities laws and regulations, any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this

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Warrant Certificate and payment of the applicable Exercise Price.  Such certificate or certificates for the Warrant Shares shall bear the legend set forth in Section 1 hereto. If the exercise is for less than all the Warrant Shares, a new Warrant Certificate shall be issued for the remaining Warrant Shares.

          SECTION 3.  Payment of Taxes.  The Company will pay any documentary
                      ----------------
stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of such holder's Warrants.

          SECTION 4.  Mutilated or Missing Warrant Certificates.  In case this
                      -----------------------------------------
Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to it. An applicant for such substitute Warrant Certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company may prescribe.

          SECTION 5.  Reservation of Warrant Shares.  The Company will at all
                      -----------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 7. The

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Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the holder pursuant to Section 8 hereof.

          Before taking any action which would cause an adjustment to the Exercise Price in accordance with Section 6 hereof, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof, other than those created by the holder of such Warrants.

          SECTION 6.  Adjustment of Exercise Prices and Number of Warrant Shares
                      ----------------------------------------------------------
Issuable.  The Exercise Price and the number of Warrant Shares issuable upon the
--------
exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6. The Exercise Price shall be adjusted simultaneously upon occurrence of such events. For purposes of this
Section 6, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

          a. In case the Company shall at any time after the date of original issuance hereof do any of the following: (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company; then immediately after the distribution date of such stock dividend or the effective date of such subdivision, split-up, combination or reclassification, as the case may be, the number of shares of Common Stock which the registered holder of this Warrant is entitled to purchase hereunder and the Exercise Price of such shares of Common Stock shall be appropriately adjusted so that the registered holder hereof shall be entitled to purchase the number of shares of Common Stock that such holder would have held after such stock

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dividend, subdivision, split-up, combination or reclassification, as the case may be, at the aggregate Exercise Price such holder would have paid for such shares of Common Stock, if such holder had exercised the Warrants represented by this Warrant Certificate prior to such event.

          b. In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), lawful and adequate provisions shall be made whereby the registered holder of this Warrant Certificate shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Certificate and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder and receivable upon the exercise of the Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of outstanding shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the Warrants represented by this Warrant Certificate, and in any such case appropriate provision shall be made with respect to the rights and interests of the registered holder of this Warrant Certificate to the end that the provisions hereof (including without limitation, to the extent provided herein, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrants represented by this Warrant Certificate) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and delivered to the registered holder of this Warrant Certificate, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provision, such registered holder of this Warrant Certificate may be entitled to purchase. Notice of any such consolidation, merger, statutory exchange, sale or conveyance, and of the provisions so proposed to be made, shall be mailed to the registered holder of this Warrant Certificate not less than forty-five (45) days prior to such event or promptly upon

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the Company's receiving notice thereof.  A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          c. Before taking any action which would cause an adjustment reducing either the Exercise Price below the then par value of the shares of Common Stock issuable upon the exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

          d. In case at any time or from time to time, conditions arise by reason of action taken by the Company, which in the opinion of its Board of Directors or the holder of this Warrant Certificate, are not adequately covered by the provisions of this Warrant Certificate, and might adversely affect the exercise rights of the holder of this Warrant Certificate, then the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the firm regularly retained by the Company), who shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Warrant Certificate, necessary with respect to the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants, so as to preserve, without dilution, the exercise rights of the holder of this Warrant Certificate and the number of Warrant Shares issuable upon exercise of the Warrants by the holder hereof to the extent contemplated by this Section 6. Upon receipt of such opinion, which shall be conclusive and binding on the Company and the holder, the Board of Directors of the Company shall forthwith make the adjustments provided therein.

          SECTION 7.  Fractional Interests.  The Company shall not be required
                      --------------------
to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable upon exercise of any Warrants (or specified portion thereof), the Company shall issue a full Warrant Share in lieu of such fractional share.

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          SECTION 8.  Notices to the Warrant Holder.  Upon any adjustment of the
                      -----------------------------
Exercise Price and/or the number of Warrant Shares issuable upon exercise of the Warrants pursuant to Section 6, the Company shall promptly thereafter cause to be given to the Warrant holder, as provided in Section 9, a certificate setting forth the Exercise Price and/or the number of Warrant Shares issuable upon exercise of the Warrants after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Where appropriate, such notice to the Warrant holder may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 8.

          In case:

          a. the Company shall authorize the issuance to holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          b. the Company shall authorize the distribution to holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings); or

          c. of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          d. of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          e. the Company proposes to take any action which would require an adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants pursuant to Section 6;

then the Company shall promptly give to the registered holders of the Warrant Certificates at their respective addresses appearing on the Warrant register by first-class mail, postage prepaid, a written notice describing the specific details of such contemplated action, including,

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without limitation (i) the date as of which the holders of record of shares of
Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

          SECTION 9.  Notices.  Any notice, request, instruction or other
                      -------
document to be given hereunder shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by certified or registered mail as set forth herein) or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight delivery service, to the address of the party set forth below or to such address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Secretary of the Company:

                    a.   To the Company:

                    Cinema Ride, Inc.
                    12001 Ventura Place, Suite 340
                    Studio City, California 91604

                    b.   To the Registered Holder:

                    At the address of such Registered Holder on the register maintained pursuant to Section 1 hereof.

          SECTION 10.  Amendments.  This Warrant Certificate may only be amended
                       ----------
or modified by a written instrument executed by the Company and the registered holders of 100% of the issued and outstanding Warrants.

          SECTION 11.  Governing Law.  This Warrant Certificate shall be
                       -------------
governed by and construed under the laws of the State of California, without reference to choice or conflict of laws principles.

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          SECTION 12.  Cashless Exercise.  At the option of a holder, the
                       -----------------
exercise price may be paid by surrendering the Warrant Certificate covering that number of Warrant Shares with a fair market value equal to aggregate exercise price. As used herein, fair market value shall be the average of the closing prices for the Company's Common Stock for the ten trading days preceding the date of the notice of exercise.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered by its Secretary.

Dated:     12-24-96           CINEMA RIDE, INC., a Delaware corporation
       -------------------

                                    By  /s/ Gary Packman
                                       ----------------------
                                       Gary Packman
                                       Secretary

                                       10
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                               CINEMA RIDE, INC.

                                 PURCHASE FORM
                                 -------------



Number of Warrants exercised _______________


          The undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate to purchase ______________ shares of Common Stock and herewith tenders in payment for such shares $_____________ in cash in accordance with the terms hereof. The undersigned requests that a certificate representing such shares be registered and delivered as follows:


Name:               _________________________________


Address:            _________________________________

                    _________________________________

                    _________________________________


Delivery Address:   _________________________________
(if different)
                    _________________________________

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                                   ASSIGNMENT
                                   ----------
                 (To be signed only upon assignment of Warrant)
                 ----------------------------------------------


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

----------------------------------------------------------------------------

----------------------------------------------------------------------------
(Name and Address of Assignee Must be Printed or Typewritten)

                           ------------------------

                           ------------------------

                         (Insert Social Security No. or
                     other identifying number of Assignee)


the within Warrant, hereby irrevocably constituting and appointing attorney to transfer said Warrant on the
--------------------------------------
books of the Company with full power of substitution in the premises.



DATED:
      -----------------------       ------------------------------
                                    Signature of Registered Holder
Signature Guaranteed:

                                    NOTE:  The above signature must correspond
                                           with the name as written on the face
                                           of this Warrant Certificate.

                                       12